EXHIBIT 99

McDERMOTT INTERNATIONAL, INC. ADDITIONAL EXHIBITS
SUPPLEMENTARY FINANCIAL INFORMATION
PREPARED IN ACCORDANCE WITH AND SOLELY FOR THE PURPOSE OF
COMPLYING WITH CERTAIN PANAMANIAN SECURITIES REGULATIONS

		Year Ended December 31, 2007
		(Unaudited)
		(In thousands)

	ARTICLE 29

RULE #9 - INVESTMENTS IN SUBSIDIARIES AND OTHER INVESTEES AT EQUITY
Head Office (Parent Company)		$1,049,187
Eliminations/Other		(986,946)
McDERMOTT INTERNATIONAL, INC.		$62,241

RULE #25C - PARENT-COMPANY ACCOUNTS AND NOTES PAYABLE TO SUBSIDIARIES
Head Office (Parent Company)		$82,196
Eliminations/Other		(82,196)
McDERMOTT INTERNATIONAL, INC.		$-

	ARTICLE 30

(c) - OPERATING EXPENSES BY SEGMENT
Offshore Oil and Gas Construction		$2,048,115
Government Operations		604,002
Power Generation Systems		2,284,491
Eliminations		(12,314)
McDERMOTT INTERNATIONAL, INC.		$4,924,294

RULE #40 - OPERATING REVENUES
Head Office (Parent Company)		$-
Subsidiaries and Affiliates		5,631,610
Eliminations/Other		-
McDERMOTT INTERNATIONAL, INC.		$5,631,610

RULE #41 - OPERATING EXPENSES
Head Office (Parent Company)		$22,265
Subsidiaries and Affiliates		4,934,872
McDERMOTT INTERNATIONAL, INC.		$4,957,137

EXHIBIT 99 (continued)

McDERMOTT INTERNATIONAL, INC. ADDITIONAL EXHIBITS
SUPPLEMENTARY FINANCIAL INFORMATION
PREPARED IN ACCORDANCE WITH AND SOLELY FOR THE PURPOSE OF
COMPLYING WITH CERTAIN PANAMANIAN SECURITIES REGULATIONS

		Year Ended December 31, 2007
		(Unaudited)
		(In thousands)

	ARTICLE 30 (continued)

RULE #43 - DIVIDENDS RECEIVED
Head Office (Parent Company) from Subsidiaries and Affiliates		$-
Subsidiaries and Affiliates from Other Corporations		41,844
Eliminations/Other		-
McDERMOTT INTERNATIONAL, INC.		$41,844

RULE #44 - INTEREST INCOME
Head Office (Parent Company)
from Subsidiaries and Affiliates		$2
from Other Corporations		1,246
Subsidiaries and Affiliates from Other Corporations		60,734
Eliminations		(2)
McDERMOTT INTERNATIONAL, INC.		$61,980

RULE #46 - OTHER MISCELLANEOUS REVENUES
Retiree Healthcare Expense on Discontinued Operations		$(5,367)
Bad Debt Expense		(3,860)
Other Items – Net		(965)
McDERMOTT INTERNATIONAL, INC.		$(10,192)

RULE #51 - INVESTMENTS IN UNCONSOLIDATED AFFILIATES AT EQUITY
Balance at December 31, 2006		$52,801
Equity Income		41,724
Dividends Received		(41,844)
Equity Investments		4,600
Other Changes		4,960
BALANCE AT DECEMBER 31, 2007		$62,241